                             BYLAWS

                               OF

         ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC.

                        ________________

                            ARTICLE I

                             Offices

         Section 1.    Principal Office in Maryland.  The

Corporation shall have a principal office in the City of

Baltimore, or at such other place as the Board of Directors may designate in the State of Maryland.

         Section 2.    Additional Offices.  The Corporation may

have additional offices, including a principal executive office,

at such places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                           ARTICLE II

                    Meetings of Stockholders

         Section 1.    Place of Meeting.  Meetings of

stockholders shall be held at the principal executive office of the Corporation or at other such place as shall be set by the

Board of Directors and stated in the notice of meeting.

         Section 2.    Annual Meetings.  Annual meetings of

stockholders shall be held on a date and at a time set from time to time by the Board of Directors not less than ninety nor more than one hundred twenty days following the end of each fiscal year of the Corporation, for the election of directors and the transaction of any other business within the powers of the

Corporation.

         Section 3.    Special Meetings.  (a)  General.  The

chairman, president or Board of Directors may call a special meeting of the stockholders.  Subject to subsection (b) of this

Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Except as provided in Subsection (b) of this Section 3, any special meeting shall be held at such place, date and time as may be designated by the chairman, president and Board of Directors, whoever has called the meeting.  In setting a date of any special meeting, the

chairman, president or Board of Directors may consider such

factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and

circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

         (b)  Stockholder Requested Special Meetings.  (1)  Any

stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary of the Corporation (the "Record Date Request Notice") by




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certified or registered mail, return receipt requested, request the Board of Directors to set a record date to determine the stockholders entitled to request a special meeting (the "Request

Record Date").  The Record Date Request Notice shall set forth the purpose of the requested special meeting and the matters proposed to be acted on at such special meeting, shall be signed by one or more stockholders of record as of the date of signature

(or their duly authorized agents), shall bear the date of

signature of each such stockholder (or duly authorized agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"),

and Rule 14a-11 (or any successor provision) thereunder.  Upon receiving the Record Date Request Notice, the Board of Directors

may set a Request Record Date.  The Request Record Date shall not precede and shall not be more than twenty days after the close of business on the date on which the resolution setting the Request

Record Date is adopted by the Board of Directors.  If the Board of Directors, within twenty days after the date on which a valid

Record Date Request Notice is received, fails to adopt a

resolution setting the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date




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shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is actually received by the secretary.

              (2)  In order for any stockholder to request a

special meeting, one or more written requests for a special

meeting, signed by stockholders of record (or their duly

authorized agents) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the

"Special Meeting Request") shall be delivered to the secretary.

In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary of the

Corporation), shall be signed by one or more persons who as of the Request Record Date are stockholders of record (or their duly authorized agents), shall bear the date of signature of each such stockholder (or duly authorized agent) signing the Special

Meeting Request, shall set forth the name and address, as they appear in the Corporation's stock ledger, of each stockholder signing such request (or on whose behalf the Special Meeting

Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the secretary by

certified or registered mail, return receipt requested, and shall




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be received by the secretary within sixty days after the Request

Record Date.  Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written

revocation delivered to the secretary.

              (3)  The secretary shall inform the requesting

stockholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including the

Corporation's proxy materials).  The secretary shall not be

required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the

documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

              (4)  A special meeting called by the secretary upon

the request of stockholders (a "Stockholder Requested Meeting")

shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety days after the record date for such meeting (the "Meeting Record

Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special

Meeting Request is actually received by the secretary (the

"Delivery Date"), a date and time for a Stockholder Requested

Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth day after the Meeting Record Date or, if such




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ninetieth day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the

Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation.  In the case of any

Stockholder Requested Meeting, if the Board of Directors fails to set a Meeting Record Date that is a date within thirty days after the Delivery Date, then the close of business on the thirtieth day after the Delivery Date shall be the Meeting Record Date.

              (5)  If at any time as a result of written

revocations of requests for the special meeting, stockholders of record (or their duly authorized agents) as of the Request Record

Date for the meeting entitled to cast less than the Special

Meeting Percentage shall have delivered and not revoked requests for the special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the secretary has first sent to all other requesting stockholders written

notice of such revocation and of the intention to revoke the notice of the meeting.  Any request for a special meeting

received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.






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              (6)  The Corporation may engage regionally or

nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly

performing a ministerial review of the validity of any purported

Special Meeting Request received by the secretary.  For the

purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and

(ii) such date as the independent inspectors certify to the

Corporation that the valid requests received by the secretary represent at least a majority of the issued and outstanding

shares of stock that would be entitled to vote at such meeting.

Nothing contained in this paragraph (6) shall in any way be

construed to suggest or imply that the Corporation or any

stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period,

or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with

respect thereto, and the seeking of injunctive relief in such litigation).

              (7)  For purposes of these Bylaws, "Business Day"

shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are

authorized or obligated by law or executive order to close.




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         Section 4.    Notice of Meetings. Not less than ten nor

more than ninety days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote thereat who is entitled to notice of the meeting written notice stating the time and place of the meeting and, in the case of a special

meeting or as otherwise may be required by any statute, the

purpose for which the meeting is called, either by mail, by

presenting it to such stockholder personally, by leaving it at such stockholder's residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage

thereon prepaid.

         Section 5.    Scope of Notice.  Subject to Section 7 of

this Article II of these Bylaws, any business of the Corporation may be transacted at an annual meeting of the stockholders

without being specifically designated in the notice, except such business as is required by any statute to be stated in such

notice. Business transacted at any special meeting of

stockholders shall be limited to the purposes stated in the

notice thereof.

         Section 6.    Quorum, Adjournment of Meeting.  At any

meeting of stockholders, the presence in person or by proxy of




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the holders of a majority of the shares of stock of the

Corporation entitled to vote at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure.  If, however,

a quorum shall not be present at any meeting of the stockholders,

the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy at a

meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the

withdrawal of enough stockholders to leave less than a quorum.

Section 7.    Nominations and Proposals by Stockholders.

         (a)  Annual Meetings of Stockholders.  (1) Nominations

of persons for election to the Board of Directors and the

proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the

Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the

Corporation who was a stockholder of record both at the time of




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giving of notice provided for in this Section 7(a) and at the time of the annual meeting, who is entitled to vote at the

meeting and who complied with the notice procedures set forth in this Section 7(a).

              (2)  For nominations for election to the Board of

Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of

paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the secretary of the

Corporation and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a

stockholder's notice must be delivered to the secretary at the principal executive office of the Corporation by no later than the close of business on the ninetieth day prior to the first anniversary of the date of mailing of the notice for the

preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from the anniversary date of the mailing of the notice of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for the




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annual meeting and not later than the close of business on the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or adjournment or postponement of an annual meeting to a later date or time

commence a new time period for the giving of a stockholder's notice as described above.  Such a stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name,

age, business address and residence address of such person, (b)

the class and number of shares of stock of the Corporation that are beneficially owned by such person, (c) whether such

stockholder believes any nominee will be an "interested person"

of the Corporation (as defined in the Investment Company Act of

1940, as amended), and if not an "interested person", information regarding each nominee that will be sufficient for the

Corporation to make such determination, and (d) all other

information relating to such person that is required to be

disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not

involved), or is otherwise required, in each case pursuant to

Regulation 14A (or any successor provision) under the Exchange

Act (including such person's written consent to being named in




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the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the

business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made;

and (iii) as to the stockholder giving the notice and each

beneficial owner, if any, on whose behalf the nomination or

proposal is made, (x) the name and address of such stockholder,

as they appear on the Corporation's stock ledger and the current name and address, if different, of such beneficial owner, and (y)

the class and number of shares of each class of stock of the

Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

              (3)  Notwithstanding anything in subsection (a) of

this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the

increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a

stockholder's notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new




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positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the

Corporation not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

         (b)  Special Meetings of Stockholders.  Only such

business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the

Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special

meeting of stockholders at which directors are to be elected (i)

pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the

Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 7(b) and at the time of the special meeting, who is entitled to vote at the

meeting, and who complied with the notice procedures set forth in this Section 7(b).  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation's notice of meeting,

if the stockholder's notice required by paragraph (a)(2) of this




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Section 7 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the

ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and each nominee proposed by the

Board of Directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c)  General.  (1)  Upon written request by the

secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within three business days of delivery of such request

(or such other period as may be specified in such request),

written verification, satisfactory to the secretary or the Board or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the stockholder pursuant to this Section 7.  If a stockholder fails to provide such written verification within such period, the secretary or the Board of Directors or any committee thereof may treat the information as to which written verification was requested as not






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having been provided in accordance with the procedures set forth in this Section 7.

              (2)  Only such persons who are nominated in

accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective nomination or proposal be disregarded.

              (3)  For purposes of this Section 7, (a) "the date

of mailing of the notice" shall mean the date of the proxy

statement for the solicitation of proxies for election of

director's and (b) "public announcement" shall mean disclosure

(i) in a press release either transmitted to the principal

securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii)

in a document publicly filed by the Corporation with the United

States Securities and Exchange Commission pursuant to the

Exchange Act.






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              (4)  Notwithstanding the foregoing provisions of

Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7.  Nothing in this Section 7 shall be deemed to affect any right of a stockholder to request inclusion of a

proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8

(or any successor provision) under the Exchange Act.

         Section 8.    Voting.  A plurality of all the votes cast

at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the

meeting, unless more than a majority of the votes cast is

required by express provision in law (including, in particular,

but not limited to, the Investment Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto)

or the Charter.  Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one






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vote on each matter submitted to a vote at a meeting of

stockholders.

         Section 9.    Proxies.  A stockholder may cast the votes

entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner

permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting, for as long as the polls are open.  No proxy is valid more than eleven months after its date, unless otherwise provided in the proxy.

         Section 10.   Record Date.  In order that the

Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change,

conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may set, in advance, a record date which shall not be before the close of business on the day the record date is fixed and shall not be more than

ninety days and, in the case of a meeting of stockholders, not less than ten days before the date on which the meeting or

particular action requiring such determination of stockholders is to be taken.  In lieu of setting a record date, the Board of




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Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case,

twenty days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately before such meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders:  (1) The record date for the

determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the close of business on the day on which notice of the meeting of stockholders is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting; and (2) The record date for the

determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of

Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such

resolution.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of

closing has expired or (ii) the meeting is adjourned to a date




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more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be

determined as set forth herein.

         Section 11.   Inspectors.  The Board of Directors, in

advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any

adjournment thereof.  If an inspector or inspectors are not

appointed, the person presiding at the meeting may, but need not,

appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in

advance of the meeting or at the meeting by the chairman of the meeting.  Each inspector, if any, before entering upon the

discharge of his or her duties, shall take and sign an oath

faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares

represented at the meeting, the existence of a quorum, the

validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness




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to all stockholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.  On request of the chairman of the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any

challenge, question or matter determined by such inspector or the inspectors and execute a certificate of any fact found by such inspector or the inspectors.

         Section 12.   Organization, Conduct of Meeting.  Every

meeting of stockholders shall be conducted by an individual

appointed by the Board of Directors to be chairman of the

meeting, or in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or

absence of the chairman of the board, by one of the following officers present at the meeting:  the vice chairman of the board,

if there be one, the president, the vice presidents in their order of rank and seniority, and in the absence of such officers,

a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.

The secretary, or, in the secretary's absence, an assistant

secretary, or in the absence of both the secretary and assistant




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secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the

chairman of the meeting shall act as secretary.  In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting.  The order of business and all other matters of procedure at any

meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper

conduct of the meeting, including, without limitation, (a)

restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine;

(c) limiting participation at the meeting on any matter to

stockholders of record of the Corporation entitled to vote on such matter; (d) limiting the time allotted to questions or

comments by participants; (e) maintaining order and security at the meeting; (f) directing the removal of any stockholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and

(g) recessing or adjourning the meeting to a later date and time.

Unless otherwise determined by the chairman of the meeting,






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meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 13.   Informal Action by Stockholders.  Except

to the extent prohibited by the Investment Company Act of 1940,

as from time to time in effect, or rules or orders of the

Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of

stockholders may be taken without a meeting if a consent in

writing, setting forth such action, is signed by all the

stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of

stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the stockholders meetings.

         Section 14.   Voting of Stock by Certain Holders.  Stock

of the Corporation registered in the name of a corporation,

partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which




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case such person may vote such stock.  Any fiduciary may vote stock registered in his, her or its name as such fiduciary,

either in person or by proxy.

         Shares of stock of the Corporation directly or

indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of

outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a

procedure by which a stockholder may certify in writing to the

Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of

certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

                           ARTICLE III

                       Board of Directors

         Section 1.    General.  (a)  Number.  The number of

directors constituting the entire Board of Directors may be

increased or decreased from time to time by the vote of the Board of Directors, provided that the number thereof shall never be less than the minimum required by the Maryland General

Corporation Law (the "MGCL") nor more than twenty.  The tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof.

If the Corporation shall have issued shares of preferred stock,

while any such shares remain outstanding, the number of directors shall not be less than six.

         (b)  Tenure.  Beginning with the first annual meeting of

stockholders held after the initial public offering of the shares of stock of the Corporation the Board of Directors shall be

divided into three classes.  Within the limits above specified,

the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting thereof.  Each director in the first class shall serve until the next annual meeting of stockholders and until his successor is duly elected and qualifies. Each director in the second class shall serve until the second succeeding annual meeting of stockholders and until his successor is duly elected and qualifies.  Each director in the third class shall serve until the third succeeding annual meeting of stockholders and until his successor is duly elected and qualifies.  Upon expiration of the term of office of each class as set forth

above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire.  The directors shall be elected at the annual meeting of stockholders,

except as provided in Section 2 of this Article, and each

director elected shall serve until his or her successor is duly elected and qualifies.

         (c)  Resignation.  Any director may resign at any time

by giving written notice of the resignation to the Board of

Directors, the chairman of the board, the president or secretary.

Any resignation shall take place immediately upon its receipt or at such later time as may be specified in the notice of

resignation.

         Section 2.    Vacancies and Newly-Created Director-

ships.  If for any reason any or all of the directors cease to be directors, such circumstance shall not terminate the Corporation or affect these Bylaws or the powers of any remaining directors hereunder.  Pursuant to the Corporation's election in Article

SIXTH, paragraph (3) of the charter, except as may be provided by the Board of Directors in setting the terms of any class or series or preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the directors do not constitute a quorum.  Any director

elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

         Section 3.    Powers.  The business and affairs of the

Corporation shall be managed under the direction of the Board of

Directors.  All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or these Bylaws.

         Section 4.    Annual Meeting.  The annual meeting of the

Board of Directors shall be held immediately following the

adjournment of the annual meeting of stockholders and at the place thereof.  No notice of such meeting (other than this Bylaw)

to the directors shall be necessary in order legally to

constitute the meeting, provided a quorum shall be present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of

Directors.

         Section 5.    Other Meetings.  The Board of Directors of

the Corporation or any committee thereof may hold meetings, both regular and special. Special meetings of the Board of Directors may be called by the chairman, the president or two or more

directors.  The Board of Directors may provide, by resolution,

the time and place for the holding of regular meetings of the

Board of Directors without other notice than such resolution.

Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address.  Notice by personal delivery, by telephone, electronic mail, facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by

United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days before the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or the

director's agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the

electronic mail address given to the Corporation by the director.

Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 6.    Emergency Meetings.  Emergency meetings of

the Board of Directors may be called at any time by the chairman of the board after notice delivered personally or by telephone,

electronic mail or facsimile transmission to each director at his or her business or residence address.  Notice of any emergency meeting shall be given at least four hours prior to the meeting and shall be deemed to be given as provided in Section 5 hereof.

         Section 7.    Quorum and Voting.  During such times when

the Board of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of a majority of the entire Board of

Directors, but in no event shall a quorum consist of less than two directors.  If, however, pursuant to the Charter or these

Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of that group.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the

Board of Directors, unless the concurrence of a greater

proportion is required for such action by statute.  If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, not withstanding the withdrawal of enough directors to leave less than a quorum.

         Section 8.    Committees.  The Board of Directors may

appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be

composed of one or more directors of the Corporation.  The Board of Directors may, to the extent provided in the resolution,

delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of

Directors in the management of the business and affairs of the

Corporation, except the power to authorize dividends, to issue stock, to recommend to stockholders any action requiring

stockholders' approval, to amend the Bylaws or to approve any merger or share exchange which does not require stockholders'

approval and except as otherwise prohibited by law.  The Board of

Directors may designate a chairman of any committee, and such chairman or any two members of any committee (if there are at least two members of the Committee) may set the time and place of its meeting unless the Board shall otherwise provide.  However, a meeting of any committee of the Board of Directors may not be called without the consent of the chairman of the committee.

Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the

Board of Directors.  Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of

Directors.  Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee,

the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.  At meetings of any such committee, a majority of the members or alternate members of such committee shall

constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.  Subject to the provisions hereof, the Board of

Directors shall have the power at any time to change the

membership of any committee, to fill vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         Section 9.    Minutes of Meetings.  The Board of

Directors and any committee thereof shall keep regular minutes of its proceedings.

         Section 10.   Action Without a Meeting.  Any action

required or permitted to be taken at any meeting of the Board of

Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by each member of the Board of Directors or of such committee, as the case may be,

and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of any matter which pursuant to the Investment Company Act of 1940 and the rules thereunder requires the approval of directors by vote cast in person at a meeting.

         Section 11.   Meetings by Conference Telephone.  The

members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time and such participation shall

constitute presence in person at such meeting, provided, however,

that such participation shall not constitute presence in person to the extent deemed not to constitute presence in person for the purposes of those provisions of the Investment Company Act of

1940 and the rules thereunder requiring the approval of directors by vote cast in person at a meeting.

         Section 12.   Fees and Expenses.  The directors may be

paid their expenses of attendance at each meeting of the Board of

Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or such other compensation as the Board of Directors may approve.

No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be

allowed like reimbursement and compensation for attending

committee meetings.

         Section 13.   Loss of Deposits.  No director shall be

liable for any loss which may occur by reason of the failure of any bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

         Section 14.   Surety Bonds.  Unless required by law, no

director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

         Section 15.   Reliance.  Each director, officer,

employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or

employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

         Section 16.   Certain Rights of Directors, Officers,

Employees and Agents.  The directors shall have no responsibility to devote their full time to the affairs of the Corporation.  Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate,

employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                           ARTICLE IV

                        Waiver of Notice

         Whenever any notice is required to be given pursuant to

applicable law, the Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice,

whether before or after the time stated therein, shall be deemed the equivalent of notice and such waiver shall be filed with the records of the meeting.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law.  Attendance of a person at any meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                            ARTICLE V

                            Officers

         Section 1.    General.  The officers of the Corporation

shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a chairman of the Board of Directors, a president, a secretary and a

treasurer.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  The Board of Directors may also elect such vice presidents and additional officers or assistant officers with such powers and duties as it may deem necessary or advisable.

The chairman of the board may appoint one or more vice

presidents, assistant secretaries and assistant treasurers.  Any number of offices, except the offices of president and vice

president, may be held concurrently by the same person.  No

officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

         Section 2.    Other Officers and Agents.  The Board of

Directors may elect such other officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3.    Tenure, Removal, Resignation and Vacancies

of Officers.  The officers of the Corporation shall hold office at the pleasure of the Board of Directors.  Election of an

officer or agent does not in itself create contract rights

between the Corporation and such officer or agent.  Each elected officer shall hold his or her office until such officer's

successor is elected and qualifies or until such officer's

successor earlier resignation or removal, in the manner

hereinafter provided, or death.  Any officer may resign at any time upon written notice to the Board of Directors, the chairman of the board, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time as may be specified in the notice of resignation.  The

acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such

resignation shall be without prejudice to the rights, if any, of the Corporation.  Any officer elected by the Board of Directors or appointed by the chairman of the Board of Directors may be removed at any time by the Board of Directors when, in its

judgment, the best interests of the Corporation will be served thereby.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the

Board of Directors.

         Section 4.    Chairman of the Board of Directors.  The

chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall be the chief executive officer, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform other such duties as may be assigned to him or her by the Board of Directors.  In the absence or disability of the president, the chairman shall perform the duties and exercise the powers of the president.  He or she shall be ex officio a member of all committees designated by the Board of Directors except as otherwise determined by the Board of

Directors.  He or she may execute bonds, mortgages, contracts and other instruments, except where required by law or by these

Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the

Board of Directors to some other officer or agent of the

Corporation.

         Section 5.    President.  The president shall, in the

absence of the chairman or vice chairman, preside at all meetings of the stockholders or of the Board of Directors.  In the absence or disability of the chairman or vice chairman, the president shall perform the duties and exercise the powers of the chairman.

He or she may execute bonds, mortgages, contracts and other

instruments, except where required by law or by these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of

Directors to some other officer or agent of the Corporation.

Additionally, the president shall perform all duties incident to the office of president and such other duties as shall be

assigned to him by the Board of Directors

         Section 6.    Vice Presidents.  The vice presidents

shall act under the direction of the chairman and the president and in the absence or disability of the chairman and the

president shall perform the duties and exercise the powers of both such offices.  They shall perform such other duties and have such other powers as the chairman, the president or the Board of

Directors may from time to time assign.  The Board of Directors may designate one or more executive vice presidents or may

otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the chairman and the president shall descend to the vice presidents in the specified order of seniority.

         Section 7.    Secretary.  The secretary shall act under

the direction of the chairman and the president.  Subject to the direction of the chairman or the president and except as provided in Section 8 of this Article V, he or she shall (a) attend all meetings of the Board of Directors and all meetings of

stockholders and record the proceedings in one or more books to be kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; and (d) in general perform such other duties as from time to time may be assigned to him or her by the

chairman of the Board of Directors, the president or the Board of

Directors.

         Section 8.    Assistant Secretaries.  The assistant

secretaries in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of

Directors, shall, in the absence or disability of the secretary,

perform the duties and exercise the powers of the secretary.  If an assistant secretary is unavailable to perform the duties and exercise the powers of the secretary at a meeting of the Board of

Directors, the chairman of the Board of Directors or the

president may appoint another person to keep the minutes of the meeting.  The assistant secretaries shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time assign.

         Section 9.    Treasurer.  The treasurer shall act under

the direction of the chairman and the president.  Subject to the direction of the chairman or the president he or she shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the

Corporation in such depositories as may be designated by the

Board of Directors.  He or she shall disburse the funds of the

Corporation as may be ordered by the chairman, the president or the Board of Directors, taking proper vouchers for such

disbursements, and shall render to the chairman, the president and the Board of Directors, at its regular meetings, or when the

Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the

Corporation.

         Section 10.   Assistant Treasurers.  The assistant

treasurers in the order of their seniority, unless otherwise determined by the chairman, the president or the Board of

Directors, shall, in the absence or disability of the treasurer,

perform the duties and exercise the powers of the treasurer.

They shall perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time assign.

         Section 11.   Salaries.  The salaries and other

compensation of the officers, if any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

                           ARTICLE VI

                              Stock

         Section 1.    Certificates.  In the event that the

Corporation issues shares of stock represented by certificates,

such certificates shall be signed by the officers of the

Corporation in the manner permitted by the MGCL and shall contain the statements and information required by the MGCL.  In the event that the Corporation issues shares of stock without

certificates, the Corporation shall provide the holders of such shares with a written statement of the information required by the MGCL to be included on stock certificates.

         Section 2.    Fractional Share Interests.  The

Corporation may issue fractions of a share of stock to the same extent as its whole shares.  Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including without

limitation the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive a stock certificate representing such fractional shares. Notwithstanding any other provision of the Charter or these Bylaws, the Board of

Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the

Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

         Section 3.    Lost, Stolen or Destroyed Certificates.

Any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the

certificate or certificates to be lost, stolen or destroyed.

When authorizing such issue of a new certificate or certificates,

an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance

thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative,

to advertise the same in such manner as he or she shall require and/or to give the Corporation a bond with sufficient security,

to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of the new security.

         Section 4.    Transfer of Shares.  Upon surrender to the

Corporation or a transfer agent of the Corporation of a

certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to

transfer, the Corporation shall record the transaction upon its books, issue a new certificate to the person entitled thereto upon request for such certificate, and cancel the old

certificate, if any.  Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained

therein.

         Section 5.    Registered Owners. The Corporation shall

be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have the express or other notice thereof, except as

otherwise provided by the laws of the State of Maryland.  The

Corporation shall maintain at its principal office or at the office of its transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

                           ARTICLE VII

                         Net Asset Value

         The net asset value of a share of Common Stock of the

Corporation as at the time of a particular determination shall be the quotient obtained by dividing the value at such time of the net assets of the Corporation (i.e., the value of the assets belonging to the Corporation less its liabilities exclusive of capital and surplus) by the total number of shares of Common

Stock outstanding at such time, all determined and computed as follows:

              (1)  The assets of the Corporation shall be deemed

to include (a) all cash on hand, on deposit, or on call, (b) all bills and notes and accounts receivable, (c) all securities owned or contracted for by the Corporation, other than shares of its own Common Stock, (d) all interest accrued on any interest bearing securities owned by the Corporation and (e) all other property of every kind and nature including prepaid expenses.

Portfolio securities for which market quotations are readily available shall be valued at market value.  All other investment assets of the Corporation, including restricted securities, shall be valued in such manner as the Board of Directors of the

Corporation in good faith shall deem appropriate to reflect such securities' fair value.

              (2)  The liabilities of the Corporation shall

include (a) all bills and notes and accounts payable, (b) all administrative expenses payable and/or accrued (including

management and advisory fees payable and/or accrued, including in the case of any contingent feature thereof, an estimate based on the facts existing at the time), (c) all contractual obligations for the payment of money or property, including any amounts owing under contracts for the purchase of securities and the amount of any unpaid dividend declared upon the Corporation's Common Stock,

(d) all  reserves, if any, authorized or approved by the Board of

Directors for taxes, including reserves for taxes at current rates based on any unrealized appreciation in the value of the assets of the Corporation and (e) all other liabilities of the

Corporation of whatsoever kind and nature except liabilities represented by outstanding capital stock and surplus of the

Corporation.

              (3)  For the purposes thereof

                   (A) Changes in the holdings of the

Corporation's portfolio securities shall be accounted for on a trade date basis.

                   (B) Expenses, including management and

advisory fees, shall be included to date of calculation.

In addition to the foregoing, the Board of Directors is

empowered, subject to applicable legal requirements, in its

absolute discretion, to establish other methods for determining the net asset value of each share of Common Stock of the

Corporation.

                          ARTICLE VIII

                          Miscellaneous

         Section 1.    Reserves.  There may be set aside out of

any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a

reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

         Section 2.    Dividends and Other Distributions.

Dividends and other distributions upon the stock by the

Corporation may, subject to the provisions of the Charter and of the provisions of applicable law, be authorized by the Board of

Directors at any time.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of the Charter and of applicable law.

         Section 3.    Capital Gains Distributions.  The amount

and number of capital gains distributions paid to the

stockholders during each fiscal year shall be determined by the

Board of Directors.  Each such payment shall be accompanied by a statement as to the source of such payment, to the extent

required by law.

         Section 4.    Checks and Drafts.  All checks, drafts or

demands for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be

signed by such officer or officers or such other agent or agents as the Board of Directors may from time to time designate.

         Section 5.    Fiscal Year.  The fiscal year of the

Corporation shall be fixed by resolution of the Board of

Directors.

         Section 6.    Seal.  The corporate seal shall have

inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.  Whenever the

Corporation is permitted or required to affix its seal to a

document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word

"(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

         Section 7.    Insurance Against Certain Liabilities.

The Corporation shall not bear the cost of insurance that

protects or purports to protect directors and officers of the

Corporation against any liabilities to the Corporation or its security holders to which any such director or officer would otherwise be subject by reason of willful misfeasance, bad faith,

gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Section 8.    Contracts.  The Board of Directors may

authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

         Section 9.    Deposits.  All funds and assets of the

Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.








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


                           ARTICLE IX

                         Indemnification

         Section 1.    Indemnification of Directors and Officers

and Other Persons.  The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is

permitted by the MGCL.  The Corporation shall indemnify its

current and former officers to the same extent as its directors and to such further extent as is consistent with law.  The

Corporation shall indemnify its current and former directors and officers and those persons who, at the request of the

Corporation, serve or have served as a director, officer,

partner, trustee, employee, agent or fiduciary of another

corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by them in connection with being such a director, officer or other person serving as described above.  The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

This Article shall not protect any such person against any

liability to the Corporation or to its security holders to which such person would otherwise be subject by reason of willful

misfeasance, bad faith, gross negligence or reckless disregard of




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


the duties involved in the conduct of his or her office

("disabling conduct").

         Section 2.    Advances.  Any current or former director

or officer of the Corporation shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by such current or former director or officer in connection with the matter as to which he or she may be entitled to

indemnification in the manner and, subject to the conditions described below, to the fullest extent permissible under the

MGCL.  The person seeking indemnification shall provide to the

Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the

Corporation has been met and a written undertaking by the person seeking indemnification or on behalf of such person to repay any such advance if it should ultimately be determined that the

standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met:  (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b)

the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the

Corporation who are neither "interested persons" as defined in

Section 2(a)(19) of the Investment Company Act of 1940, as

amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion,




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


shall have determined, based on a review of facts readily

available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person

seeking indemnification will ultimately be found to be entitled to indemnification.

         Section 3.    Procedure.  At the request of any person

claiming indemnification under this Article, the Board of

Directors shall determine, or cause to be determined, in a manner consistent with the MGCL, whether the standards required by this

Article have been met.  Indemnification shall be made only

following:  (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable

determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-

party directors or (ii) an independent legal counsel in a written opinion.

         Section 4.    Indemnification of Employees and Agents.

Employees and agents who are not officers or directors of the

Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by

action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.




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


         Section 5.    Other Rights.  The Board of Directors may

make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise.  The

indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of

stockholders or disinterested directors or otherwise.  The rights provided to any person by this Article shall be enforceable

against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a

director, officer, employee, or agent as provided above.

         Section 6.    Amendments.  References in this Article

are to the MGCL and to the Investment Company Act of 1940 as from time to time amended.  No amendment of these Bylaws shall affect any right of any person under this Article based on any event,

omission or proceeding prior to the amendment.

                            ARTICLE X

                           Amendments

         The Board of Directors shall have the exclusive power to

make, alter and repeal these Bylaws.










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